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                                                                    Exhibit 5.01

[Dechert Letterhead]



May 14, 2002


Intersil Corporation
7585 Irvine Center Drive
Irvine, California 92618

Re: 9,081,871 shares of common stock, as described in the Registration Statement on Form S-8 referred to below

Gentlemen and Ladies:

We have acted as counsel for Intersil Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 9,081,871 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to Elantec Semiconductor, Inc.'s ("Elantec") 1983 Stock Option Plan, 1994 Equity Incentive Plan, 1995 Equity Incentive Plan, 2001 Equity Incentive Plan and 1995 Employee Stock Purchase Plan (the "Plans"). In accordance with the terms of the Agreement and Plan of Merger dated March 10, 2002, by and among the Company, Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Elantec., all of the outstanding options and rights to purchase Elantec common stock under the Plans have been converted into options and rights to purchase Intersil Common Stock.

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that the Shares issuable upon exercise of stock options and purchase rights in accordance with the terms of the Plans, when issued and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Very truly yours,

/s/ Dechert